CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File Nos. 333-62799, 333-62871 and 333-62873) of our report dated February 11,
2002, except as to Note 14, which is as of March 1, 2002, on our audits of the financial statements of Berry Petroleum Company as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001, which report is included in this Annual Report on Form 10-K.





March 11, 2002
Los Angeles, California

















                          EXHIBIT 23.1